UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2006

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On November 19, 2006, Tripos, Inc. ("Tripos") entered into a definitive Asset Purchase Agreement (the "Asset Purchase Agreement")  with Tripos (Cayman) LP, a Cayman Islands limited partnership (the "Purchaser").  The Purchaser is controlled by Vector Capital, LLP, a San Francisco-based private equity boutique.  The Asset Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Purchaser will acquire substantially all of the assets of Tripos' Discovery Informatics Products and Services business (the "Business").  On November 20, 2006, Tripos issued a press release announcing the proposed sale of its Business.

The transaction with Vector Capital, LLP is part of a process, including pending advanced discussions with a potential strategic purchaser of our Discovery Research business, that is intended to result in the winding up of Tripos and the distribution of the sale proceeds, after the satisfaction of all debts and other liabilities and corporate obligations, to stockholders.  Further detail on the process and the estimated proceeds to stockholders will be contained in our proxy statement, expected to be filed before year-end.

Summary of the Terms of the Asset Purchase Agreement:

Form of transaction. Tripos will transfer and convey to the Purchaser substantially all of the assets of the Business and the Purchaser will assume certain specified liabilities of the Business.  Such assets include personal property, rights and benefits under various agreements and contracts, certain accounts receivable, cash, rights against third parties, intellectual property, certain licenses, permits and governmental authorizations, books and records, all goodwill and certain rights under research or other grants, in each case associated with the Business.

Consideration. The consideration for the sale of the assets by Tripos to the Purchaser is $25.6 million in cash, subject to certain adjustments determined with respect to working capital as of the date of closing and the assumption by the Purchaser of certain liabilities of Tripos related to the Business.  In no event would the cash purchase price be decreased to less than $24.0 million or increased to greater than $27.6 million.

The Asset Purchase Agreement contains various representations, warranties and covenants of Tripos and the Purchaser.  The representations and warranties of each party set forth in the Asset Purchase Agreement have been made solely for the benefit of the Purchaser, on the one hand, and Tripos, on the other hand, and such representations and warranties should not be relied on by any other person.  In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the Asset Purchase Agreement, (ii) are subject to the materiality standards contained in the Asset Purchase Agreement, which may differ from what may be considered by investors to be material, and (iii) were made only as of the date of the Asset Purchase Agreement or such other date as is specified in the Asset Purchase Agreement.

Consummation of Asset Purchase Agreement. Consummation of the Asset Purchase Agreement is subject to a number of conditions, including the approval of Tripos' stockholders, receipt of certain third party consents and certain other customary closing conditions.

In addition, Tripos has agreed, among other things and subject to certain exceptions described in the Asset Purchase Agreement: (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Asset Purchase Agreement and consummation of the sale of the Business; (ii) not to engage in certain transactions outside of the ordinary course of business during such period; (iii) not to make certain distributions to its stockholders prior to six months after the consummation of the sale of the Business; (iv) to cause a stockholder meeting to be held to consider approval of the sale of the Business and the other transactions contemplated by the Asset Purchase Agreement; (v) subject to certain limited exceptions, to permit the board of directors to comply with their fiduciary duties, for Tripos' board of directors to recommend that the stockholders adopt the proposed plan to sell the Business pursuant to the Asset Purchase Agreement; (vi) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, not to solicit or encourage proposals relating to alternative business combination transactions, or enter into discussions concerning, or provide information in connection with, alternative business combination transactions; and (vii) to accept limited indemnification of the Purchaser for certain breaches of representations, warranties and covenants for a period of six months following closing.  [Among other obligations, Purchaser is required under the Asset Purchase Agreement to make offers of employment to at least 90 employees of Tripos.]

Tripos expects to submit the proposal to sell the Business to stockholders for their consideration during the first quarter of 2007 and to close the sale promptly following receipt of stockholder approval and satisfaction of the other closing conditions.

Pursuant to the terms of the Asset Purchase Agreement, the Purchaser and Tripos each have certain termination rights.  Upon termination of the Asset Purchase Agreement, under specified circumstances following Tripos' receipt of certain acquisition proposals and entry into an alternative acquisition transaction with a third party within twelve months following the termination, Tripos is required to pay the Purchaser a termination fee of $1 million.  In addition, if Tripos is unable to obtain stockholder approval of the transaction, Tripos is required to reimburse the reasonable expenses of the Purchaser related to the Asset Purchase Agreement up to a maximum of $500,000.

In connection with entry into the Asset Purchase Agreement, certain directors and executive officers entered into a Support Agreement in the form attached as Exhibit A to the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

* * *

The above description of the Asset Purchase Agreement does not purport to be a complete statement of the parties' rights and obligations thereunder and the transactions contemplated thereby.  The above description is qualified in its entirety by reference to the Asset Purchase Agreement and the exhibits thereto.

Cautionary Statements

The Asset Purchase Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Asset Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The Asset Purchase Agreement contains representations and warranties made by the parties to each other regarding certain matters.  The statements embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement.  Please note that certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from the standard generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Additional Information About the Transactions

Tripos, Inc. will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed asset sale and plan of liquidation referred to in this Current Report on Form 8-K.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Tripos, Inc.'s stockholders seeking their approval of the transactions.  Investors may obtain a free copy of the proxy statement and other documents filed by Tripos, Inc. from the Commission at the Commission's website at www.sec.gov, or by directing a request to John Yingling, Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, Missouri 63144.

Participants in the Transactions

Tripos, Inc. and its directors and executive officers may be considered participants in the solicitation of proxies from Tripos, Inc.'s stockholders in connection with the proposed transactions.  Information about the directors and executive officers of Tripos, Inc. and their ownership of Tripos, Inc. stock is set forth in the proxy statement for Tripos, Inc.'s 2007 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, Tripos' future prospects, including: (1) Tripos' ability to consummate the sale of its Discovery Informatics business to Vector; (2) Tripos' ability to sell its Discovery Research business and certain other assets; (3) Tripos' ability to satisfy its creditors out of the proceeds of the foregoing transactions and other available resources; (4) Tripos' ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; (5) Tripos' ability to distribute any remaining cash to its stockholders; (6) Tripos' ability to access the capital necessary to fund its business, including the availability of capital to replace its existing bank facility upon maturity and the potential need to issue common stock or warrants which could be dilutive to current stockholders; (7) Tripos' ability to assess, pursue and effect strategic alternatives to maximize stockholder value; (8) Tripos' ability to obtain an extension of its bank line of credit, which is currently in default and in any event matures January 1, 2007; or (9) in the event that Tripos is unable to effect strategic transactions, additional steps that might need to be taken.  These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the company's filings with the SEC, including, without limitations, those factors set forth in the company's Form 10-K for the fiscal year ended December 31, 2005, and from time to time in the company's periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01.       Financial Statements and Exhibits

(d) Exhibits

            2.1       Asset Purchase Agreement, dated as of November 19, 2006, by and among Tripos, Inc. and the Purchaser

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2006                                TRIPOS, INC.

By: /s/ John D. Yingling

John D. Yingling

Senior Vice President and Chief Financial Officer